EXHIBIT 99.1

Contacts:

Dickie Walker Marine, Inc.

Gerald W. Montiel, Chairman and CEO

Todd Schmidt, CFO

(760) 450-0360

Dickie Walker Marine Provides Updates on Nasdaq Listing and

Proposed Intelligent Energy Transaction

Oceanside, Calif. – August 16, 2005 – Dickie Walker Marine, Inc. (NASDAQ SC: DWMAC) today provided an update on its Nasdaq listing and the proposed acquisition agreement between Dickie Walker and Intelligent Energy Holdings, Plc.

As previously disclosed in an August 1, 2005 press release and in the Form 8-K Current Report filed with the Securities and Exchange Commission (SEC) on August 3, 2005, Dickie Walker Marine reported that it had been granted an exception from the minimum $2,500,000 shareholders’ equity requirement, subject to Dickie Walker meeting certain conditions as of August 15, 2005 and September 30, 2005. Having considered various business and compliance factors relating to this matter, including the potential to raise sufficient funds by August 15, 2005 and close the previously announced proposed transaction with Intelligent Energy Holdings, Plc by September 30, 2005, Dickie Walker determined that it would not be able to meet the conditions imposed at the August 15, 2005 deadline, and subsequently notified the Nasdaq Staff of its inability to do so. Consequently, Dickie Walker’s securities will be delisted from The Nasdaq SmallCap Market effective August 17, 2005. Dickie Walker anticipates that its securities will then trade on the Over the Counter Bulletin Board (OTCBB).

Intelligent Energy has informed Dickie Walker that the level of acceptance required from Intelligent Energy shareholders to approve the transaction between Intelligent Energy and Dickie Walker Marine may not be achieved. As a result, the companies are currently discussing a mutual release from the acquisition agreement dated February 3, 2005. Concurrently, Dickie Walker has begun exploring opportunities for the Dickie Walker brand going forward, and is reviewing plans to re-launch the brand with a direct marketing approach that emphasizes the Dickie Walker website, mail order catalogs, and possibly associate stores. In order to re-launch the brand, Dickie Walker is also reviewing its need to raise additional capital and the potential, if any of doing so. If Dickie Walker is unable to raise additional capital or rejuvenate its business, it may need to liquidate or declare bankruptcy.

About Intelligent Energy Holdings Plc

Intelligent Energy is an energy solutions group with a proprietary suite of new energy technologies, and is focused on commercializing energy services in hydrogen generation, fuel storage and power generation using proton exchange membrane (PEM) fuel cell technology. Intelligent Energy’s products and technologies provide solutions for global applications in the motive, distributed energy, defense and portable markets. Additional information about Intelligent Energy can be found at www.intelligent-energy.com.

About Dickie Walker Marine, Inc.

Dickie Walker Marine, Inc. designs, sources and has manufactured, markets and distributes authentic lines of nautically-inspired apparel, gifts and decorative items. The Dickie Walker brand is a lifestyle brand of nautically inspired apparel and accessories for the home, office and boat, which are distributed through specialty retailers, yacht clubs, resorts, higher-end sporting goods stores, marinas, coastal stores, catalogs and a branded website. Additional information about Dickie Walker Marine can be found at www.dickiewalker.com.

Forward-Looking Statements

This release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Dickie Walker’s or Intelligent Energy’s or their respective management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future. These statements are based on current estimates and projections about the companies’ respective businesses, which are derived in part on assumptions of management, and are not guarantees of future performance, as such performance is difficult to predict. Such statements include statements regarding the ability of Dickie Walker to become listed on the Over the Counter Bulletin Board, to re-launch the Dickie Walker brand, and to raise additional capital for that purpose. It is important to note that actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include risks related to uncertainties in the timing of the regulatory processes upon which the transaction is contingent, failure to adequately address or reconcile all U.S. and U.K. regulatory requirements, and the availability and dilutive effects of additional financing. Readers of this release are also referred to Dickie Walker’s previous public filings, available at http://www.sec.gov or upon request from Dickie Walker. Dickie Walker does not intend to update any of these forward-looking statements after the date of this release.

Where to Find Additional Information

The registration statement on Form S-4 filed by Dickie Walker Marine in connection with the transaction is available at the website of the U.S. Securities and Exchange Commission (the “SEC”) at http://www.sec.gov. DICKIE WALKER AND INTELLIGENT ENERGY SECURITYHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT/PROSPECTUS CAREFULLY. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/ PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT DICKIE WALKER, INTELLIGENT ENERGY, THE TRANSACTION AND RELATED MATTERS.

Dickie Walker filed a Form S-4 registration statement with the U.S. Securities and Exchange Commission on May 10, 2005, containing the preliminary proxy statement/prospectus for the proposed acquisition of Intelligent Energy Holdings Plc. In addition to the registration statement and the proxy statement/prospectus, Dickie Walker files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Dickie Walker at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Investors and securityholders are able to obtain free copies of these documents through the SEC’s website at http://www.sec.gov. Free copies of the proxy statement/prospectus and related documents may also be obtained from Dickie Walker by mailing a request to Dickie Walker Marine, Inc., 1405 South Coast Highway, Oceanside, California 92054, attention: Todd Schmidt, telephone: (760) 450-0360. Dickie Walker’s filings with the SEC are also available to the public on the Dickie Walker website at www.dickiewalker.com or from commercial document retrieval services.

Not an Offer; Limited Jurisdiction

Dickie Walker may not distribute the proxy statement/prospectus to its stockholders and Intelligent Energy Holdings’ securityholders or complete the offer described above until the registration statement filed with the SEC is declared effective. This press release is not an offer to sell the securities described herein and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. If an offer is made, the offer will not be made to any shareholders in Canada, Australia and Japan, nor should offer materials be forwarded or transmitted in or into Canada, Australia or Japan.